UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2015

JAGUAR ANIMAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 8, 2015, Jaguar Animal Health, Inc. (“Jaguar”) and Patheon Pharmaceuticals Inc., a wholly owned subsidiary of Patheon Inc., (“Patheon”) entered into a formulation development and manufacturing agreement (the “Agreement”).  Under the Agreement, Patheon will provide crofelemer tablets for Jaguar for use in animals.  The Agreement contains standard provisions regarding the rights and responsibilities of the parties with respect to manufacturing specifications, forecasting and ordering, delivery arrangements, payment terms, confidentiality and indemnification, as well as other customary provisions.  The estimated duration of the Agreement is up to 36 months.

On October 15, 2015, Jaguar issued a press release announcing the Agreement. Jaguar is furnishing a copy of the press release, which is attached as Exhibit 99.1 to this Form 8-K.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed with the Securities and Exchange Commission (the “Commission”)  no later than as an exhibit to Jaguar’s Annual Report on Form 10-K for the fiscal year ending December 31, 2015, portions of which will be subject to a FOIA Confidential Treatment Request to the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, for certain portions of the Agreement. The omitted material will be included in the request for confidential treatment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Jaguar Animal Health, Inc. Press Release dated October 15, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR ANIMAL HEALTH, INC.

By:	/s/ John A. Kallassy
	Name:	John A. Kallassy
	Title:	Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer

Date: October 15, 2015

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